EXHIBIT 99.1

La-Z-Boy Incorporated Reports Strong Fourth Quarter and Full Year Results;
Sales Growth Across All Segments for the Year and Strong Operating Cash Flow Performance

Fiscal 2025 Fourth Quarter Highlights:
•Consolidated delivered sales of $571 million
–Up 3% versus prior year
•Retail segment delivered sales increased 8%
–Company-owned La-Z-Boy Furniture Galleries® network grew by a total of six stores; 203 company-owned store base now represents 55% of total network
•Wholesale segment delivered sales increased 2%
•GAAP operating margin of 5.2%; adjusted(1) operating margin of 9.4%, flat versus the year ago period
•GAAP diluted EPS of $0.36 and adjusted(1) diluted EPS of $0.92, both of which include a $0.10 impact from unfavorable foreign tax discrete items
•Delivered sales exceeded high end of guidance range and adjusted(1) operating margin at high end of guidance range
•Generated $62 million in operating cash flow for the quarter, up 17% versus prior year

Fiscal 2025 Highlights:
•Consolidated delivered sales of $2.1 billion
–Up 3% versus prior year
•Retail segment delivered sales increased 5%
–Added 11 newly opened stores, one of the largest yearly expansions in company history, and acquired seven independent La-Z-Boy Furniture Galleries® stores
•Wholesale segment delivered sales increased 2%
•Joybird delivered sales increased 5%
•GAAP operating margin of 6.4%; adjusted(1) operating margin of 7.6%, down 20 basis points versus a year ago
•GAAP diluted EPS of $2.35 and adjusted(1) diluted EPS of $2.92, both of which include a $0.10 impact from unfavorable foreign tax discrete items
•Generated $187 million in operating cash flow for the year, up 18% versus prior year
•Returned $113 million to shareholders through share repurchases and dividends
–Increased quarterly dividend by 10% to $0.22 in third quarter, the fourth consecutive annual dividend increase

MONROE, Mich., June 17, 2025 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today reported strong fourth quarter results for the period ended April 26, 2025. For the quarter, sales totaled $571 million, growing 3% against the prior year comparable period. Operating margin was 5.2% for the quarter on a GAAP basis and 9.4% on an adjusted(1) basis. Diluted earnings per share totaled $0.36 on a GAAP basis and $0.92 on an adjusted(1) basis, both of which include a $0.10 impact from unfavorable foreign tax discrete items. The company returned $113 million to shareholders for the year, up over 30% versus the prior year.

Fourth quarter total written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries®) grew 3% versus a year ago and written same-store sales (which exclude the impact of newly opened stores and newly acquired stores) were down 5% versus a year ago. Continued challenges in the housing market with stubbornly high mortgage rates and increased volatility in the global economy negatively influenced consumer sentiment and had an adverse impact on industry trends. Industry data for the quarter was mixed with public company peers noting same-store sales of relatively flat to declines in the mid-teen range, while the broader industry data as reported by the U.S. Census Bureau indicated an increase in the mid-single digits.

Melinda D. Whittington, Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “Our fourth quarter results reflect the ongoing strengthening of our brand and operations under our Century Vision strategy. We executed well throughout the year with sales growth across all of our segments and four consecutive quarters of top line growth, even as the industry contends with depressed housing fundamentals and growing macro uncertainty. We are controlling what we can control with distinct strategies and initiatives across each of our businesses. In Retail, we continue to grow our direct-to-consumer business, own the entire end-to-end consumer experience, and develop more value-added consumer insights. Through opening net new stores and also acquiring existing independent La-Z-Boy Furniture Galleries®, we reached a new milestone in the quarter, growing our company-owned store footprint to over 200 stores, nearly doubling our store count over the last 10 years, and now owning 55% of the total network. In Wholesale, we continue to expand our brand reach with compatible strategic partners to serve more consumers. Additionally, we are successfully driving scale and efficiencies in our supply chain. This is highlighted by our core North America La-Z-Boy wholesale business achieving sales growth and margin expansion for four consecutive quarters during fiscal 2025, and continuing to strengthen as we initiate our multi-year distribution and delivery redesign.”

Whittington added, “Even as we expect global economic uncertainty to continue challenging consumers in the near term, we are confident in the strength of our business model to outperform our peers and deliver strong financial performance. La-Z-Boy is an iconic brand in a highly fragmented market. We have successfully navigated challenging times throughout our 98-year history by delivering comfort and quality to our consumers. A strong balance sheet combined with an agile supply chain provides us a position of strength in the industry. We will continue to execute our playbook to mitigate an ever changing environment and drive long-term profitable growth and returns for all stakeholders.”

First Quarter Outlook:
Taylor Luebke, SVP and Chief Financial Officer of La-Z-Boy Incorporated, said, “We delivered growth and strong financial results in what was another challenging year for the industry. We continue to control what we can control and are executing against our Century Vision strategy, which will enable growth through our centennial and beyond. I am pleased with our progress, and our ability to deliver results at or above the high end of our sales and margin expectations for the fourth quarter, even in light of considerable volatility during the quarter. Given higher levels of uncertainty in the broader economic climate, we expect the industry outlook to continue to be volatile and we are planning prudently to navigate the year ahead. We expect to continue to outperform the industry, driven by growth in our company-owned Retail segment and core North America La-Z-Boy wholesale business. Assuming no significant changes in external factors, we expect fiscal first quarter sales to be in the range of $490-$510 million, reflecting modest growth in a challenged consumer environment. We expect adjusted operating margin(2) to be in the range of 5.5-7.0%, including the impact of transitory pressure from our UK and Joybird businesses, as well as investment in our distribution network and home delivery redesign project. Also, as a reminder, our first quarter is generally the lowest sales and margin quarter in the fiscal year due to seasonally lower industry sales and our annual week-long plant shutdown.”

Key Results:

(Unaudited, amounts in thousands, except per share data and percentages)	Quarter Ended			Year Ended
	4/26/2025	4/27/2024	Change	4/26/2025	4/27/2024	Change
Sales	$570,871	$553,535	3%	$2,109,207	$2,047,027	3%

GAAP operating income	29,527	50,097	(41)%	135,837	150,796	(10)%
Adjusted operating income	53,611	52,114	3%	160,826	159,398	1%

GAAP operating margin	5.2%	9.1%	(390) bps	6.4%	7.4%	(100) bps
Adjusted operating margin	9.4%	9.4%	0 bps	7.6%	7.8%	(20) bps

GAAP net income attributable to La-Z-Boy Incorporated	14,931	39,308	(62)%	99,556	122,626	(19)%
Adjusted net income attributable to La-Z-Boy Incorporated	38,392	40,811	(6)%	123,745	129,131	(4)%

Diluted weighted average common shares	41,942	42,974		42,345	43,280

GAAP diluted earnings per share	$0.36	$0.91	(60)%	$2.35	$2.83	(17)%
Adjusted diluted earnings per share	$0.92	$0.95	(3)%	$2.92	$2.98	(2)%

Liquidity Measures:

	Year Ended			Year Ended
(Unaudited, amounts in thousands)	4/26/2025	4/27/2024	(Unaudited, amounts in thousands)	4/26/2025	4/27/2024
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$187,271	$158,127	Share repurchases	$77,930	$52,773
Capital expenditures	(74,280)	(53,551)	Dividends	34,955	32,665
Free cash flow	$112,991	$104,576	Cash returns to shareholders	$112,885	$85,438

(Unaudited, amounts in thousands)	4/26/2025	4/27/2024
Cash and cash equivalents	$328,449	$341,098

Fiscal 2025 Fourth Quarter Results versus Fiscal 2024 Fourth Quarter:
•Consolidated sales in the fourth quarter of fiscal 2025 increased 3% to $571 million versus last year, primarily driven by acquisitions and new stores in the Retail segment, and continued momentum in our core North America La-Z-Boy wholesale business
•Consolidated GAAP operating margin was 5.2% versus 9.1%
–Consolidated adjusted(1) operating margin was flat at 9.4% versus the year ago period, as lower input costs (reduced commodity prices and improved sourcing) and leverage on marketing investments were offset by the impact of a significant customer transition in our international wholesale business as well as acceleration of tariff expenses in the quarter
•GAAP diluted EPS was $0.36 versus $0.91, and adjusted(1) diluted EPS totaled $0.92 versus $0.95 last year in the comparable period. GAAP and adjusted(1) diluted EPS for fiscal 2025 both include a $0.10 impact from unfavorable foreign tax discrete items

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 3% compared to the year ago period driven primarily by new and acquired stores
▪Written same-store sales decreased 5%, as continued weakness in industry traffic was partially offset by higher average ticket and design sales

–Delivered sales increased 8% to $247 million versus last year, primarily due to growth from acquired and new stores and positive delivered same-store sales growth
•Operating Margin:
–GAAP operating margin and GAAP operating income were 13.1% and $32 million, versus 14.1% and $32 million in the prior period, respectively
▪Adjusted(1) operating margin and adjusted(1) operating income were 13.1% and $32 million, down 110 basis points, and flat, respectively, due to investment in new stores

Wholesale Segment:
•Sales:
–Sales increased 2% to $402 million, driven by growth in our core North America La-Z-Boy wholesale business partially offset by the continued impact of a significant customer transition in our international wholesale business
•Operating Margin:
–GAAP operating margin decreased to 2.5% versus 8.1%
▪Adjusted(1) operating margin was 8.5%, flat versus the year ago as gross margin and SG&A as a percent of sales were largely unchanged. Continued margin expansion in our core North America La-Z-Boy wholesale business was offset by the margin impact of a significant customer transition in the international wholesale business as well as incremental tariff expenses in the quarter

Corporate & Other:
•Joybird written sales decreased 21% as recent economic and industry trends disproportionately impacted the Joybird online consumer
•Delivered sales decreased 2% to $36 million as positive growth within existing stores was offset by declines in the online business
•Joybird adjusted(1) operating margin was positive in the fourth quarter, relatively flat versus prior year

Balance Sheet and Cash Flow, Fiscal 2025:
•Ended the quarter with $328 million in cash(3) and no external debt
•Generated $187 million in cash from operating activities (up 18% from the prior year) including $62 million in the fourth quarter (up 17% from the prior year comparable period), versus $158 million in Fiscal 2024 and $53 million in last year's fourth quarter
•Invested $74 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels)
•Returned approximately $113 million to shareholders, including $78 million in share repurchases and $35 million in dividends, which was raised by 10% to $0.22 in third quarter, the fourth consecutive annual dividend increase

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, June 18, 2025, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code: 546047.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 52510. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

Media Contact:
Cara Klaer, (734) 598-0652
cara.klaer@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of over 200 company-owned La-Z-Boy Furniture Galleries® stores and is part of a broader network of nearly 370 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Notes:
(1)Beginning in FY2025 Q4, the company renamed all of its Non-GAAP financial measures to adjusted financial measures; for example, Non-GAAP diluted EPS has been renamed to adjusted diluted EPS. The methodology for calculating these measures remains unchanged, and therefore any previously reported non-GAAP financial measures that are renamed to corresponding adjusted financial measures remain unchanged. Please refer to the accompanying “Reconciliation of GAAP to Adjusted Financial Measures” and “Reconciliation of GAAP to Adjusted Financial Measures: Segment Information” for detailed information.

Adjusted amounts for the fourth quarter of fiscal 2025 exclude:
•a $20.6 million pre-tax, or $0.49 per diluted share, charge related to the goodwill impairment in our United Kingdom ("UK") wholesale and manufacturing businesses, which were acquired in fiscal years 2017 and 2022, respectively. Based on a quantitative goodwill assessment, a decline in the financial performance of the UK businesses, primarily resulting from a significant customer transition, resulted in the impairment of the full value of the UK goodwill. We continue to execute on this customer transition and remain focused on growth opportunities for this business.
•a $3.2 million pre-tax, or $0.07 per share, charge related to UK supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or less than $0.01 per diluted share, all included in operating income

Adjusted amounts for the fourth quarter of fiscal 2024 exclude:
•a $1.7 million pre-tax, or less than $0.03 per diluted share, charge related to our Mexico supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, all included in operating income

Adjusted amounts for full fiscal 2025 exclude:
•a $20.6 million pre-tax, or $0.48 per diluted share, charge related to the goodwill impairment in our UK wholesale and manufacturing businesses, which were acquired in fiscal years 2017 and 2022, respectively. Based on a quantitative goodwill assessment, a decline in the financial performance of the UK businesses, primarily resulting from a significant customer transition, resulted in the impairment of the full value of the UK goodwill. We continue to execute on this customer transition and remain focused on growth opportunities for this business.
•a $3.2 million pre-tax, or $0.07 per share, charge related to UK supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $1.2 million pre-tax, or $0.02 per diluted share, all included in operating income

Adjusted amounts for full fiscal 2024 exclude:
•a $7.5 million pre-tax, or $0.13 per diluted share, charge related to our Mexico supply chain optimization actions
•purchase accounting charges related to acquisitions completed in prior periods totaling $1.2 million pre-tax. or $0.02 per share, with $1.1 million included in operating income and $0.1 million included in interest expense

(2)This reference to adjusted operating margin for a future period is an adjusted financial measure. We have not provided a reconciliation of adjusted operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

Please refer to the accompanying “Reconciliation of GAAP to adjusted Financial Measures” and “Reconciliation of GAAP to adjusted Financial Measures: Segment Information” for detailed information on calculating the adjusted financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(3)Cash includes cash and cash equivalents.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2025 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Adjusted Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes adjusted financial measures. Management uses these adjusted financial measures when assessing our ongoing performance. This press release contains references to adjusted operating income (on a consolidated basis and by segment), adjusted operating margin (on a consolidated basis and by segment), and adjusted net income attributable to La-Z-Boy Incorporated per diluted share, adjusted diluted earnings per share (and components thereof, including adjusted income before income taxes and adjusted net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, supply chain optimization charges, goodwill impairment charges, and purchase accounting charges. The supply chain optimization charges in fiscal 2025 include asset impairment costs and severance costs related to our United Kingdom wholesale businesses. The supply chain optimization charges in fiscal 2024 include asset impairment costs, accelerated depreciation expense, lease termination gains, severance costs, and employee relocation costs related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. The purchase accounting charges include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, and fair value adjustments of future cash payments recorded as interest expense. These adjusted financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such adjusted financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain adjusted financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, supply chain optimization charges are dependent on the timing, size, number and nature of the operations being closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Adjusted Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands, except per share data)	4/26/2025	4/27/2024	4/26/2025	4/27/2024
Sales	$570,871	$553,535	$2,109,207	$2,047,027
Cost of sales	319,809	313,452	1,182,789	1,165,357
Gross profit	251,062	240,083	926,418	881,670
Selling, general and administrative expense	200,954	189,986	770,000	730,874
Goodwill impairment	20,581	—	20,581	—
Operating income	29,527	50,097	135,837	150,796
Interest expense	(134)	(126)	(545)	(455)
Interest income	3,258	4,260	14,877	15,482
Other income (expense), net	(635)	(92)	(3,035)	(71)
Income before income taxes	32,016	54,139	147,134	165,752
Income tax expense	16,666	13,807	46,182	41,116
Net income	15,350	40,332	100,952	124,636
Net (income) loss attributable to noncontrolling interests	(419)	(1,024)	(1,396)	(2,010)
Net income attributable to La-Z-Boy Incorporated	$14,931	$39,308	$99,556	$122,626

Basic weighted average common shares	41,208	42,499	41,601	42,878
Basic net income attributable to La-Z-Boy Incorporated per share	$0.36	$0.92	$2.39	$2.86

Diluted weighted average common shares	41,942	42,974	42,345	43,280
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.36	$0.91	$2.35	$2.83

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	4/26/2025	4/27/2024
Current assets
Cash and equivalents	$328,449	$341,098
Receivables, net of allowance of $5,042 at 4/26/2025 and $5,076 at 4/27/2024	139,533	139,213
Inventories, net	255,285	263,237
Other current assets	82,421	93,260
Total current assets	805,688	836,808
Property, plant and equipment, net	339,212	298,224
Goodwill	205,590	214,453
Other intangible assets, net	51,161	47,251
Deferred income taxes – long-term	7,349	10,283
Right of use lease asset	452,848	446,466
Other long-term assets, net	60,314	59,957
Total assets	$1,922,162	$1,913,442

Current liabilities
Accounts payable	$95,984	$96,486
Lease liabilities, short-term	80,592	77,027
Accrued expenses and other current liabilities	244,215	263,768
Total current liabilities	420,791	437,281
Lease liability, long-term	410,265	404,724
Other long-term liabilities	59,130	58,077
Shareholders' Equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 41,164 outstanding at 4/26/2025 and 42,440 outstanding at 4/27/2024	41,164	42,440
Capital in excess of par value	385,601	368,485
Retained earnings	597,432	598,009
Accumulated other comprehensive loss	(3,574)	(5,870)
Total La-Z-Boy Incorporated shareholders' equity	1,020,623	1,003,064
Noncontrolling interests	11,353	10,296
Total equity	1,031,976	1,013,360
Total liabilities and equity	$1,922,162	$1,913,442

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
(Unaudited, amounts in thousands)	4/26/2025	4/27/2024
Cash flows from operating activities
Net income	$100,952	$124,636
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	1,998	1,101
(Gain)/loss on sale of investments	(235)	(1,199)
Provision for doubtful accounts	851	511
Depreciation and amortization	46,667	48,552
Amortization of right-of-use lease assets	76,964	76,133
Lease impairment/(settlement)	—	(1,175)
Equity-based compensation expense	17,400	14,426
Goodwill impairment	20,581	—
Change in deferred taxes	5,116	(3,268)
Change in receivables	(1,906)	(16,811)
Change in inventories	12,792	19,877
Change in other assets	8,701	10,303
Change in payables	(2,066)	(8,606)
Change in lease liabilities	(78,609)	(76,766)
Change in other liabilities	(21,935)	(29,587)
Net cash provided by operating activities	187,271	158,127

Cash flows from investing activities
Proceeds from disposals of assets	412	4,972
Capital expenditures	(74,280)	(53,551)
Purchases of investments	(6,990)	(18,351)
Proceeds from sales of investments	11,994	24,816
Acquisitions	(29,525)	(39,440)
Net cash used for investing activities	(98,389)	(81,554)

Cash flows from financing activities
Payments on finance lease liabilities	(663)	(489)
Holdback payments for acquisitions	—	(5,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	12,350	10,872
Repurchases of common stock	(77,930)	(52,773)
Dividends paid to shareholders	(34,955)	(32,665)
Dividends paid to minority interest joint venture partners (1)	(1,414)	(1,172)
Net cash used for financing activities	(102,612)	(81,227)

Effect of exchange rate changes on cash and equivalents	1,081	(926)
Change in cash, cash equivalents and restricted cash	(12,649)	(5,580)
Cash, cash equivalents and restricted cash at beginning of period	341,098	346,678
Cash, cash equivalents and restricted cash at end of period	$328,449	$341,098

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$7,234	$5,952
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands)	4/26/2025	4/27/2024	4/26/2025	4/27/2024
Sales
Wholesale segment:
Sales to external customers	$286,883	$287,900	$1,056,914	$1,048,431
Intersegment sales	115,141	104,561	422,905	398,847
Wholesale segment sales	402,024	392,461	1,479,819	1,447,278

Retail segment sales	246,769	227,878	898,370	855,126

Corporate and Other:
Sales to external customers	37,219	37,757	153,923	143,470
Intersegment sales	1,799	1,587	6,552	10,299
Corporate and Other sales	39,018	39,344	160,475	153,769

Eliminations	(116,940)	(106,148)	(429,457)	(409,146)
Consolidated sales	$570,871	$553,535	$2,109,207	$2,047,027

Operating Income (Loss)
Wholesale segment	$10,120	$31,709	$82,213	$99,373
Retail segment	32,414	32,170	105,417	111,682
Corporate and Other	(13,007)	(13,782)	(51,793)	(60,259)
Consolidated operating income	$29,527	$50,097	$135,837	$150,796

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

Fiscal 2025

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/27/2024	10/26/2024	1/25/2025	4/26/2025
Sales	$495,532	$521,027	$521,777	$570,871
Cost of sales	282,189	290,379	290,412	319,809
Gross profit	213,343	230,648	231,365	251,062
Selling, general and administrative expense	180,973	191,876	196,197	200,954
Goodwill impairment	—	—	—	20,581
Operating income	32,370	38,772	35,168	29,527
Interest expense	(210)	(99)	(102)	(134)
Interest income	4,424	3,730	3,465	3,258
Other income (expense), net	(618)	(1,879)	97	(635)
Income before income taxes	35,966	40,524	38,628	32,016
Income tax expense	9,162	10,671	9,683	16,666
Net income	26,804	29,853	28,945	15,350
Net (income) loss attributable to noncontrolling interests	(645)	184	(516)	(419)
Net income attributable to La-Z-Boy Incorporated	$26,159	$30,037	$28,429	$14,931
Diluted weighted average common shares	42,564	42,154	42,103	41,942
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.61	$0.71	$0.68	$0.36
Fiscal 2024

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/29/2023	10/28/2023	1/27/2024	4/27/2024
Sales	$481,651	$511,435	$500,406	$553,535
Cost of sales	275,923	288,830	287,152	313,452
Gross profit	205,728	222,605	213,254	240,083
Selling, general and administrative expense	171,202	188,993	180,693	189,986
Operating income	34,526	33,612	32,561	50,097
Interest expense	(122)	(101)	(106)	(126)
Interest income	3,056	4,042	4,124	4,260
Other income (expense), net	556	104	(639)	(92)
Income before income taxes	38,016	37,657	35,940	54,139
Income tax expense	10,090	9,963	7,256	13,807
Net income	27,926	27,694	28,684	40,332
Net income attributable to noncontrolling interests	(447)	(495)	(44)	(1,024)
Net income attributable to La-Z-Boy Incorporated	$27,479	$27,199	$28,640	$39,308
Diluted weighted average common shares	43,333	43,401	43,195	42,974
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.63	$0.63	$0.66	$0.91

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/26/2025	4/27/2024	4/26/2025	4/27/2024
GAAP gross profit	$251,062	$240,083	$926,418	$881,670
Purchase accounting charges (1)	—	89	140	89
Supply chain optimization charges (2)	1,123	502	1,123	4,468
Adjusted gross profit	$252,185	$240,674	$927,681	$886,227

GAAP SG&A	$200,954	$189,986	$770,000	$730,874
Purchase accounting charges (3)	(256)	(254)	(1,021)	(1,016)
Supply chain optimization charges (4)	(2,124)	(1,172)	(2,124)	(3,029)
Adjusted SG&A	$198,574	$188,560	$766,855	$726,829

GAAP operating income	$29,527	$50,097	$135,837	$150,796
Purchase accounting charges	256	343	1,161	1,105
Supply chain optimization charges	3,247	1,674	3,247	7,497
Goodwill impairment	20,581	—	20,581	—
Adjusted operating income	$53,611	$52,114	$160,826	$159,398

GAAP income before income taxes	$32,016	$54,139	$147,134	$165,752
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	256	343	1,161	1,153
Supply chain optimization charges	3,247	1,674	3,247	7,497
Goodwill impairment	20,581	—	20,581	—
Adjusted income before income taxes	$56,100	$56,156	$172,123	$174,402

GAAP net income attributable to La-Z-Boy Incorporated	$14,931	$39,308	$99,556	$122,626
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	256	343	1,161	1,153
Tax effect of purchase accounting	(79)	(87)	(317)	(286)
Supply chain optimization charges	3,247	1,674	3,247	7,497
Tax effect of supply chain optimization	(545)	(427)	(483)	(1,859)
Goodwill impairment	20,581	—	20,581	—
Adjusted net income attributable to La-Z-Boy Incorporated	$38,392	$40,811	$123,745	$129,131

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.36	$0.91	$2.35	$2.83
Purchase accounting charges, net of tax, per share	—	0.01	0.02	0.02
Supply chain optimization charges, net of tax, per share	0.07	0.03	0.07	0.13
Goodwill impairment, net of tax, per share	0.49	—	0.48	—
Adjusted net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.92	$0.95	$2.92	$2.98
(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Fiscal 2025 includes severance charges relating to manufacturing optimization actions in the United Kingdom. Fiscal 2024 includes severance charges related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico.
(3)Includes amortization of intangible assets.
(4)Fiscal 2025 includes the impairment of fixed assets and our customer relationship intangible asset in the United Kingdom. The first nine months of fiscal 2024 includes $3.0 million of accelerated depreciation of fixed assets related to shifting upholstery production from our Ramos, Mexico operations to other upholstery plants and relocating our cut and sew operations back to Ramos, Mexico, resulting in the permanent closure of our leased cut and sew facility in Parras, Mexico. The first nine months of fiscal 2024 also includes a $1.2 million gain related to the settlement of the Torreón, Mexico lease obligation on previously impaired assets.

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Year Ended
(Amounts in thousands)	4/26/2025	% of sales	4/27/2024	% of sales	4/26/2025	% of sales	4/27/2024	% of sales
GAAP operating income (loss)
Wholesale segment	$10,120	2.5%	$31,709	8.1%	$82,213	5.6%	$99,373	6.9%
Retail segment	32,414	13.1%	32,170	14.1%	105,417	11.7%	111,682	13.1%
Corporate and Other	(13,007)	N/M	(13,782)	N/M	(51,793)	N/M	(60,259)	N/M
Consolidated GAAP operating income	$29,527	5.2%	$50,097	9.1%	$135,837	6.4%	$150,796	7.4%

Adjusted items affecting operating income
Wholesale segment	$23,885		$1,729		$24,052		$7,715
Retail segment	—		89		140		89
Corporate and Other	199		199		797		798
Consolidated adjusted items affecting operating income	$24,084		$2,017		$24,989		$8,602

Adjusted operating income (loss)
Wholesale segment	$34,005	8.5%	$33,438	8.5%	$106,265	7.2%	$107,088	7.4%
Retail segment	32,414	13.1%	32,259	14.2%	105,557	11.7%	111,771	13.1%
Corporate and Other	(12,808)	N/M	(13,583)	N/M	(50,996)	N/M	(59,461)	N/M
Consolidated adjusted operating income	$53,611	9.4%	$52,114	9.4%	$160,826	7.6%	$159,398	7.8%

N/M - Not Meaningful